UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025 (December 1, 2025)

CRH plc

(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland
(Address of principal executive offices)

+353 1 404 1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
5.200% Guaranteed Notes due 2029	CRH/29	New York Stock Exchange
5.125% Guaranteed Notes due 2030	CRH/30	New York Stock Exchange
4.400% Guaranteed Notes due 2031	CRH/31	New York Stock Exchange
6.400% Notes due 2033	CRH/33A	New York Stock Exchange
5.400% Guaranteed Notes due 2034	CRH/34	New York Stock Exchange
5.500% Guaranteed Notes due 2035	CRH/35	New York Stock Exchange
5.000% Guaranteed Notes due 2036	CRH/36	New York Stock Exchange
5.875% Guaranteed Notes due 2055	CRH/55	New York Stock Exchange
5.600% Guaranteed Notes due 2056	CRH/56	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2025, Patrick Decker notified the Board of Directors (the ‘Board’) of CRH plc (the ‘Company’) of his decision to resign as a Director of the Company, with effect from December 1, 2025, due to unforeseen circumstances. Mr. Decker’s decision to resign from the Board was not the result of any disagreement relating to the Company’s operations, policies or practices. In connection with Mr. Decker’s resignation, the Board reduced its size from 13 to 12 members.

The Company respects and understands Mr. Decker’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2025

CRH plc
By:	/s/ Neil Colgan
Neil Colgan
Company Secretary